UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2026 (February 1, 2026)

Fifth Third Bancorp

(Exact name of registrant as specified in its charter)

Ohio	001-33653	31-0854434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center
38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	FITB	The NASDAQ Stock Market LLC
Depositary Shares Representing a 1/1000th Ownership Interest in a Share of 6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I	FITBI	The NASDAQ Stock Market LLC
Depositary Shares Representing a 1/40th Ownership Interest in a Share of 6.00% Non-Cumulative Perpetual Class B Preferred Stock, Series A	FITBP	The NASDAQ Stock Market LLC
Depositary Shares Representing a 1/1000th Ownership Interest in a Share of 4.95% Non-Cumulative Perpetual Preferred Stock, Series K	FITBO	The NASDAQ Stock Market LLC
Depositary Shares Representing a 1/40th Ownership Interest in a Share of 6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series M	FITBM	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE.

This Current Report on Form 8-K is being filed in connection with the closing on February 1, 2026 (the “Closing Date”) of the previously announced Mergers (as defined below) contemplated by the Agreement and Plan of Merger, dated as of October 5, 2025 (the “Merger Agreement”), by and among Fifth Third Bancorp, an Ohio corporation (“Fifth Third”), Comerica Incorporated, a Delaware corporation (“Comerica”), Fifth Third Financial Corporation, an Ohio corporation and a wholly owned subsidiary of Fifth Third (“Fifth Third Intermediary”), and Comerica Holdings Incorporated, a Delaware corporation and a wholly owned subsidiary of Comerica (“Comerica Holdings”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Pursuant to the Merger Agreement, on the Closing Date, (i) Comerica merged with and into Fifth Third Intermediary (the “First step Merger”), with Fifth Third Intermediary continuing as the surviving corporation in the First Step Merger, and (ii) immediately thereafter, Comerica Holdings merged with and into Fifth Third Intermediary, with Fifth Third Intermediary continuing as the surviving corporation (the “Second Step Merger”, and together with the First Step Merger, the “Mergers”). Following the completion of the Mergers, the separate corporate existence of each of Comerica and Comerica Holdings ceased. Fifth Third Intermediary continues to operate under the name “Fifth Third Financial Corporation.”

Following the Mergers, each of Comerica Bank, a Texas banking association and wholly owned subsidiary of Comerica, and Comerica Bank & Trust, National Association, a national bank and wholly owned subsidiary of Comerica Holdings, merged with and into Fifth Third Bank, National Association, a national banking association and a wholly owned subsidiary of Fifth Third Intermediary (each, a “Bank Merger” and collectively, the “Bank Mergers”, and together with the Mergers, the “Transaction”), with Fifth Third Bank, National Association continuing as the surviving bank in each of the Bank Mergers. Upon the closing of the Bank Mergers, the separate corporate existence of Comerica Bank and Comerica Bank & Trust, National Association ceased. Fifth Third Bank, National Association continues to operate under the name “Fifth Third Bank, National Association.”

Subject to the terms and conditions of the Merger Agreement, at the effective time of the First Step Merger (the “Effective Time”), each share of common stock, par value $5.00 per share, of Comerica (“Comerica Common Stock”) outstanding immediately prior to the Effective Time, other than shares held by Comerica or Fifth Third, was converted into the right to receive 1.8663 shares (the “Exchange Ratio”) of common stock, without par value, of Fifth Third (“Fifth Third Common Stock”). Holders of Comerica Common Stock converted pursuant to the First Step Merger who would otherwise have been entitled to receive a fraction of a share of Fifth Third Common Stock (after taking into account all shares held by such holder) will instead receive cash (without interest) in lieu of such fractional shares in accordance with the terms of the Merger Agreement. In addition, subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of 6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, no par value, of Comerica (the “Comerica Preferred Stock”), outstanding immediately prior to the Effective Time, automatically converted into the right to receive a share of a newly created series of preferred stock of Fifth Third having terms that are not materially less favorable than the terms of the Comerica Preferred Stock (all shares of such newly created series, collectively, the “New Fifth Third Preferred Stock”). In addition, at the Effective Time, each outstanding Comerica depositary share representing a 1/40th interest in a share of Comerica Preferred Stock was converted into a right to receive a Fifth Third depositary share representing a 1/40th interest in a share of New Fifth Third Preferred Stock (each, a “New Fifth Third Depositary Share” and collectively, the “New Fifth Third Depositary Shares”).

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, (i) each outstanding and unexercised Comerica stock option converted into a corresponding option with respect to Fifth Third Common Stock, with the numbers of shares and exercise price underlying such option adjusted based on the Exchange Ratio, (ii) each outstanding Comerica restricted stock unit award that was not held by a current or former non-employee director converted into a corresponding award in respect of Fifth Third Common Stock, with the numbers of shares underlying such award adjusted based on the Exchange Ratio, (iii) each outstanding Comerica restricted stock unit held by a current or former non-employee director converted into the right to receive (A) a number of fully vested and freely transferable shares of Fifth Third Common Stock, with the numbers of shares underlying such award adjusted based on the Exchange Ratio, plus (B) a cash payment in respect of any accrued but unpaid dividend equivalents in respect of such award, (iv) each outstanding Comerica performance stock unit award converted into a Fifth Third restricted stock unit award, with the number of shares underlying such award (x) deemed to be earned based on the greater of target and actual performance measured through the latest practicable date prior to the Effective Time and (y) adjusted based on the Exchange Ratio and (v) each outstanding Comerica deferred stock unit award vested and converted into a corresponding award with respect to Fifth Third Common Stock, with the numbers of shares underlying such award adjusted based on the Exchange Ratio. Each such converted Fifth Third award will otherwise continue to be subject to the same terms and conditions as applied to the corresponding Comerica award (excluding any performance-based vesting requirements) in effect immediately prior to the Effective Time.

The foregoing description of the Transaction and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Fifth Third with the U.S. Securities and Exchange Commission (the “SEC”) on October 8, 2025 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Transaction, on the Closing Date, (i) Fifth Third Intermediary assumed $1,790 million in aggregate principal amount of Comerica’s obligations with respect to Comerica’s 4.000% Senior Notes due 2029, 5.982% Fixed-to-Floating Rate Senior Notes due 2030 and 3.800% Subordinated Notes due 2026 (collectively, the “Comerica Parent Notes”) and (ii) Fifth Third Bank, National Association assumed $626 million in aggregate principal amount of Comerica Bank’s obligations with respect to Comerica Bank’s 7.875% Subordinated Notes due 2026 and 5.332% Fixed-to-Floating Rate Subordinated Notes due 2033 (collectively, the “Comerica Bank Notes”).

The supplemental indentures and assumption agreement pursuant to which Fifth Third Intermediary and Fifth Third Bank, National Association, as applicable, assumed the Comerica Parent Notes and the Comerica Bank Notes, respectively, as well as the original indentures and fiscal and paying agency agreements, as applicable, pursuant to which the Comerica Parent Notes and the Comerica Bank Notes, respectively, were issued, have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act. Fifth Third agrees to furnish a copy of such indentures to the SEC upon request.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the Transaction, Fifth Third filed a certificate of amendment (“Certificate of Amendment”) with the Secretary of State of the State of Ohio (the “Ohio Secretary of State”) establishing the respective powers, preferences, privileges and rights of the New Fifth Third Preferred Stock. The Certificate of Amendment became effective on January 31, 2026 at 11:59 pm, Eastern Time. At the Effective Time, Fifth Third issued 400,000 shares of New Fifth Third Preferred Stock to former holders of Comerica Preferred Stock. The New Fifth Third Preferred Stock is collectively represented by 16,000,000 New Fifth Third Depositary Shares. Each holder of a New Fifth Third Depositary Share will be entitled to the proportional rights of a share of New Fifth Third Preferred Stock represented by the New Fifth Third Depositary Shares. The New Fifth Third Depositary Shares are evidenced by receipts issued under the Deposit Agreement, dated as of February 1, 2026, by and among Fifth Third, Equiniti Trust Company LLC and the holders from time to time of the depositary receipts described therein.

The description of the New Fifth Third Preferred Stock is set forth in the section of the Joint Proxy Statement/Prospectus entitled “Description of New Fifth Third Preferred Stock” and is incorporated herein by reference.

The foregoing descriptions of the terms of the New Fifth Third Preferred Stock and the New Fifth Third Depositary Shares are qualified in their entirety by reference to the full text of the Amendment to the Amended Articles of Incorporation of Fifth Third, the Deposit Agreement and the Form of Depositary Receipt for the New Fifth Third Depositary Shares, which are included as Exhibit 3.1, Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In accordance with the terms of the Merger Agreement, as of the Effective Time, the size of the board of directors of Fifth Third (the “Board”) was increased to consist of a total of 16 directors, including 13 directors of the Board immediately prior to the Effective Time and three former directors of Comerica. The three former directors of Comerica appointed by the Board to fill the increase in the size of the Board referred to above, in each case effective as of the Effective Time, are as follows: Michael G. Van de Ven, who will also join the Joint Nominating and Corporate Governance Committee and the Joint Risk and Compliance Committee, Barbara R. Smith, who will also join the Joint Audit Committee and the Joint Human Capital and Compensation Committee, and Derek J. Kerr, who will also join the Joint Audit Committee and the Joint Technology Committee (each, a “New Director” and, collectively, the “New Directors”).

Other than the Merger Agreement, there are no arrangements between the New Directors and any other person pursuant to which the New Directors were selected as directors. Non-employee members of the Board will be compensated for such service as described in the proxy statement filed by Fifth Third in connection with its 2025 annual meeting of shareholders held on April 15, 2025, and in any information that Fifth Third files with the Commission that updates or supersedes that information. There are no transactions in which the New Directors have a direct or indirect interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Transaction and in accordance with the Merger Agreement, Fifth Third filed a Certificate of Amendment with the Ohio Secretary of State, establishing the New Fifth Third Preferred Stock consisting of 400,000 authorized shares. The Certificate of Amendment became effective on January 31, 2026 at 11:59 pm, Eastern Time. For a description of the Certificate of Amendment, see the section in the Joint Proxy Statement/Prospectus entitled “Description of New Fifth Third Preferred Stock.”

The foregoing summary and referenced description of the Certificate of Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment to the Amended Articles of Incorporation of Fifth Third, a copy of which is filed as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.	Other Events

On February 2, 2026, Fifth Third issued press releases announcing the completion of the Transaction and the appointment of the New Directors, copies of which are filed as Exhibit 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial information required by this Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 5, 2025, by and among Fifth Third Bancorp, Fifth Third Financial Corporation, Comerica Incorporated and Comerica Holdings Incorporated (incorporated by reference to Exhibit 2.1 to Fifth Third Bancorp’s Current Report on Form 8-K, filed with the SEC on October 8, 2025).

3.1	Amendment to the Amended Articles of Incorporation of Fifth Third Bancorp, effective as of January 31, 2026.

4.1	Deposit Agreement dated February 1, 2026, between Fifth Third Bancorp, as issuer, and Equiniti Trust Company, LLC, as depositary, transfer agent and registrar, and the holder from time to time of the Receipts described therein.

4.2	Form of Depositary Receipt in respect of depositary shares representing 1/40th interest in a share of 6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series M, of Fifth Third Bancorp (included in Exhibit 4.1).

99.1	Transaction Press Release, dated February 2, 2026.

99.2	New Directors Press Release, dated February 2, 2026.

104	Cover Page Interactive Data File (formatted as inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

Date: February 2, 2026	/s/ Bryan D. Preston
Bryan D. Preston
Executive Vice President and Chief Financial Officer